Exhibit 10.1

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT is made and entered into on April 1, 2025, by and between 131 Hartwell LLC, a Massachusetts limited liability company ("Landlord") and Aldeyra Therapeutics, Inc. a Delaware corporation ("Tenant").

RECITALS:

A.
The Landlord and the Tenant executed a Lease Agreement dated September 20, 2017, a First Amendment dated November 27, 2017, a Second Amendment dated October 7, 2020, a Third Amendment dated August 12, 2021, a Fourth Amendment dated November 22, 2023, and a Fifth Amendment dated April 29, 2024, hereinafter (the "Lease") for approximately 9,351 square feet located at 131 Hartwell Ave, Third Floor, Lexington, MA 02421 (the "Leased Premises").

B.
The Term of the Lease currently expires December 31, 2025, subject to the option extension contemplated in the Lease. Tenant has requested an extension of such Term as considered in the option.

C.
Now, therefore, in consideration of the foregoing premises, the mutual agreements contained herein and, in the Lease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Landlord and Tenant hereby agree as follows.

AGREEMENT:

1.
Term. The Term shall be amended such that the Term of the Lease shall be extended to December 3 1, 2026.
2.
Rent. The Term Base Rent of the Lease shall be amended with the following addition:

Lease Year	Annual Base Rent	Monthly Base Rent	Per Sq. Ft. Rent
1/1/2026 - 12/31/2026	$294,556.50	$24,546.38	$31.50

3.
Extension Option. The Tenant has no remaining Options to Extend.

4.
No Brokers. Each party represents, warrants and covenants to the other that each party has not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this License, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Lease.

In all other matters and respects the Lease is ratified and affirmed.

IN WITNESS WHEREOF, the parties set their hands and seals to this Fifth Amendment to Lease Agreement to be executed the day and year first above written.

LANDLORD

131 Hartwell LLC

By: /s/ Charles P. Minasian

Its: Charles P. Minasian Managing Member

TENANT

Aldeyra Therapeutics, Inc.

By: /s/ Michael Alfieri

Its: Michael Alfieri Head of Accounting and Finance